Exhibit 10.6

TRINITY Capital INC. 2019 Long term Incentive Plan
Form of TRINITY Capital INC.
option Award
FOR EMPLOYEES

TRINITY Capital INC. STRONGLY ENCOURAGES YOU TO SEEK THE ADVICE OF YOUR OWN LEGAL AND FINANCIAL ADVISORS WITH RESPECT TO YOUR AWARD AND ITS TAX CONSEQUENCES. THANK YOU.

This Option Agreement (this “Agreement”), by and between Trinity Capital Inc., a Maryland corporation (the “Company”), and _________ (the “Grantee”), regarding an award (“Award”) of an “Option” to purchase that number of shares of “Stock”, each as defined in the Trinity Capital Inc. 2019 Long Term Incentive Plan, as amended (the “Plan”), as described in Section 1 below, shall be subject to adjustment as provided in the Plan and subject to the terms and conditions set forth in this Agreement. The Grantee’s rights under this Award are subject to the restrictions described in this Agreement and the Plan (which is incorporated herein by reference with the same effect as if set forth herein in full including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Award provided hereunder) in addition to such other restrictions, if any, as may be imposed by law. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan.

1. Award of Option.

Date of Grant: ______, 2025

Exercise Price per share of Stock: $_______

Total Number of shares of Stock subject to the Option: _______

Total Exercise Price: $______

Type of Option: Non-statutory Stock Option

Expiration Date: _____, 2035

Vesting/Exercise Schedule: Subject to the terms of the Plan and this Agreement, the “Vested Option Shares” (as defined below) may be exercised, in whole or in part, at any time after the Option has vested in accordance with the vesting conditions set forth in Section 2 of this Agreement and prior to the Expiration Date set forth above. The actual number of shares of Stock subject to this Option that vest and become Vested Option Shares, if any, may be lower than the Total Number of shares of Stock set forth above depending on the extent to which such shares become Vested Option Shares pursuant to the vesting and other conditions set forth herein.

No part of the Option granted hereby is intended to qualify as an “incentive stock option” under Section 422 of the Code.

2. Vesting of the Option.

(a) General. The Option will vest subject to the satisfaction of the performance-based condition described in Section 2(b) below (the “Performance Condition”) and the service-based condition described in Section 2(c) below (the “Service Condition”). Shares of Stock subject to the Option will vest and become exercisable on the first date upon which both the Service Condition and the Performance Condition are satisfied with respect to such shares of Stock (the “Vested Option Shares”).

(b) Performance Condition. Subject to earlier termination in accordance with the Plan or this Agreement, the Performance Condition with respect to the Option shall be satisfied if, following the Date of Grant and prior to the fourth (4th) anniversary of the Date of Grant, the VWAP of the Stock has been equal to or greater than one hundred and fifty percent (150%) of the Exercise Price per share of Stock described in Section 1 above. Subject to Section 2(d) below, in the event that the Performance Condition is not satisfied on or prior to the fourth (4th) anniversary of the Date of Grant, the Option shall terminate and expire immediately without any further action of the Company; provided that, in the event of a Covered Transaction prior to the fourth (4th) anniversary of the Date of Grant and prior to the satisfaction of the Performance Condition, the Performance Condition shall be deemed satisfied upon such Covered Transaction if holders of shares of Stock receive in connection with such Covered Transaction, aggregate per share consideration with fair market value equal to or in excess of one hundred and fifty percent (150%) of the Exercise Price per share of Stock described in Section 1 above; provided further that, in the event of a Covered Transaction prior to the fourth (4th) anniversary of the Date of Grant and prior to the satisfaction of the Performance Condition where holders of shares of Stock receive in connection with such Covered Transaction, aggregate per share consideration with fair market value of less than one hundred and fifty percent (150%) of the Exercise Price per share of Stock described in Section 1 above, the Option shall terminate and expire immediately without any further action of the Company. For purposes of this Agreement, “VWAP” means the volume weighted average trading price per share for the Stock on any established stock exchange or a national market system, including, without limitation, the New York Stock Exchange or the Nasdaq Stock Market, for the ninety (90) consecutive calendar days ending on the last trading day preceding the applicable day.

(c) Service Condition. Subject to earlier termination in accordance with the Plan or this Agreement, the Service Condition will be met with respect to twenty-five percent (25%) of the shares of Stock subject to the Option on the first (1st) anniversary of the Date of Grant, and six and one-quarter percent (6.25%) of the remaining shares of Stock subject to the Option vesting quarterly thereafter until fully vested (each, a “Vesting Date”) provided that no termination of the Grantee’s Continuous Service has occurred prior to each such Vesting Date, unless otherwise provided under this Agreement or the Plan; provided, further, for the avoidance of doubt, there shall be no proportionate or partial vesting in the periods prior to or between each Vesting Date unless otherwise provided under this Agreement, and fractional shares of Stock shall be rounded to the nearest whole share but, if applicable, shall be rounded up or down on the last applicable Vesting Date so that the Grantee is eligible to satisfy the Service Condition in the total number of shares of Stock subject to the Option (but in no event more than the total number of shares of Stock subject to the Option). Except as otherwise provided in this Agreement, no additional shares of Stock subject to the Option shall satisfy the Service Condition following the termination of the Grantee’s Continuous Service.

(d) Board Discretion. Notwithstanding the foregoing, pursuant to the terms of the Plan, the Board or its Committee may, in its sole discretion, accelerate the time at which this Option shall vest.

3. Termination.

(a) General. Except as otherwise provided in this Agreement, in the event of the termination of the Grantee’s Continuous Service for any reason: (i) any shares of Stock subject to the Option that have not become Vested Option Shares shall terminate and expire without any further action of the Company and (ii) Vested Option Shares shall remain exercisable until the earlier of (x) ninety (90) days following the date of such termination of the Grantee’s Continuous Service and (y) the Expiration Date, and thereafter, shall terminate and expire without any further action of the Company.

(b) Retirement. Upon the Grantee’s Retirement: (i) the Service Condition shall be deemed to continue to be satisfied, notwithstanding the Grantee’s Retirement, with respect to the shares of Stock subject to the Option that have not satisfied the Service Condition at the time of such Retirement, in accordance with the remaining schedule described in Section 2(c) above and (ii) the shares of Stock subject to the Option shall remain eligible to satisfy the Performance Condition. Subject to earlier termination in accordance with the Plan or this Agreement, provided that the Performance Condition is satisfied on, prior to, or following the Grantee’s Retirement in accordance with Section 2(b) above, the shares of Stock that have become Vested Option Shares at such time shall remain exercisable through the earlier of (x) the third (3rd) anniversary of the Grantee’s Retirement and (y) the Expiration Date. For purposes of this Agreement, “Retirement” shall mean the termination of the Grantee’s Continuous Service if such termination: (A) occurs on or after the completion by the Grantee of at least five (5) years of Continuous Service, (B) occurs at a time when the Grantee’s age equals or exceeds sixty (60) and (C) occurs on or after the first (1st) anniversary of the Date of Grant. Notwithstanding anything to the contrary, the treatment of the Option as contemplated in this Section 3(b) upon the Grantee’s Retirement shall not be available to the Grantee to the extent that the Grantee receives any severance payments or benefits in connection with the Grantee’s Retirement, other than any unpaid base salary through the date of Retirement, or any other accrued and vested payments or benefits to which the Grantee is entitled under the terms of any applicable compensation arrangement or benefit plan at such time.

(c) Death or Disability. In the event of the termination of Grantee’s Continuous Service due to the Grantee’s death or Disability, provided that the Performance Condition has been satisfied on or before such termination of the Grantee’s Continuous Service, the Service Condition shall be deemed satisfied with respect to all of the shares of Stock subject to the Option and such Vested Option Shares shall remain exercisable through the earlier of (x) one (1) year following such termination of the Grantee’s Continuous Service and (y) the Expiration Date. In the event of the termination of Grantee’s Continuous Service due to the Grantee’s death or Disability at a time when the Performance Condition has not been satisfied, the Option shall terminate and expire without any further action of the Company. For purposes of this Agreement, “Disability” means the inability of the Grantee to have performed the Grantee’s material duties to the Company or any of its Affiliates due to a physical or mental injury, infirmity or incapacity for one hundred eighty (180) days (including weekends and holidays) in any three hundred and sixty-five (365)-day period, as determined by the Board or the Committee in its discretion.

(d) Cause. In the event of the termination of the Grantee’s Continuous Service for Cause, or in the event of the Grantee’s voluntary termination within six (6) months after the occurrence of an event that would be grounds for a termination of the Grantee’s Continuous Service for Cause, the entire Option and any Vested Option Shares shall terminate and immediately expire without further action of the Company. For purposes of this Agreement, “Cause” (i) shall have the meaning ascribed to such term in any employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Grantee that defines “cause” (or words of like import) or (ii) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Grantee (or where there is such an agreement but it does not define “cause” (or words of like import)), Cause shall mean the termination of the Grantee’s Continuous Service due to: (A) theft, moral turpitude, fraud, embezzlement, misappropriation of property, information or other assets by the Grantee in connection with the Grantee’s employment with the Company and its Affiliates; (B) the Grantee’s commission, conviction, guilty plea, no contest plea, or similar plea for any crime involving fraud or moral turpitude or for any felony; (C) the Grantee’s use of illegal drugs, abuse of prescription drugs or violation of the Company’s or its Affiliates’ policies concerning the use of illegal drugs or the abuse of prescription drugs (whether or not at the workplace); (D) material violation by the Grantee of the Company’s or its Affiliates’ lawful policies, rules or regulations applicable to the Grantee; (E) the Grantee’s willful misconduct related to the Company, its Affiliates, or their business that harms the Company or its Affiliates; (F) the Grantee’s gross negligence related to the Company, its Affiliates, or their business; (G) the Grantee’s material breach of any applicable restrictive covenant obligations or (H) the Grantee’s intentional misrepresentation of any material facts to the Company or the Board that fall within the scope of the Grantee’s employment.

(e) Termination without Cause or Resignation with Good Reason Following a Covered Transaction. In the event of the termination of Grantee’s Continuous Service by the Company or its Affiliates without Cause, or in the event of the Grantee’s resignation of the Grantee’s Continuous Service with Good Reason, in either case, within the twenty-four (24) month period following a Covered Transaction, to the extent the Option is outstanding at such time, the Service Condition shall be deemed satisfied and the Vested Option Shares shall remain exercisable through the earlier of (x) ninety (90) days following such termination of the Grantee’s Continuous Service and (y) the Expiration Date. For purposes of this Agreement, “Good Reason” (i) shall have the meaning ascribed to such term in any employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Grantee that defines “good reason” (or words of like import) or (ii) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Grantee (or where there is such an agreement but it does not define “good reason” (or words of like import)), Good Reason shall mean: (A) a material diminution in the scope of the Grantee’s duties or authority that is inconsistent with the Grantee’s position; (B) a material reduction in the Grantee’s annual base salary (which, for the avoidance of doubt, shall not include any “across the board” reductions affecting executive level employees of Company or any of its Affiliates); provided that, for purposes of the foregoing a twenty percent (20%) change or greater shall be deemed “material;” or (C) the required relocation of the Grantee’s principal place of employment more than fifty (50) miles from the Grantee’s then-applicable location; provided that, the Grantee shall not be deemed to have Good Reason unless (I) the Grantee has provided the Company with thirty (30) days advance written notice of the Grantee’s intention to terminate the Grantee’s Continuous Service for Good Reason, and the Company has failed to cure the event or condition in such thirty (30) day period and (II) the Grantee resigns the Grantee’s Continuous Service no later than sixty (60) days following the occurrence of the condition or event.

4. Treatment of Option in a Covered Transaction. In the event of a Covered Transaction, to the extent that the Performance Condition as described in Section 2(b) above has been satisfied, the Option shall be treated in accordance with one or more of the following methods, as determined by the Board or Committee, in its sole discretion: (a) the Option, whether or not all or any portion of the Service Condition has been satisfied, may be continued, assumed, or have new rights substituted therefor, as determined by the Board or Committee in a manner consistent with the requirements of Section 409A of the Code or (b) in the event that the Option is not continued, assumed, or have new rights substituted therefor as contemplated in Section 4(a) above, all shares of Stock subject to the Option, whether or not all or any portion of the Service Condition has been satisfied at such time, shall be cancelled in exchange for an amount of cash equal to the excess (if any) of the highest price per share of Stock paid for the shares of Stock in connection with the Covered Transaction multiplied by the Total Number of shares of Stock subject to the Option, over the Total Exercise Price as described in Section 1 above; provided that, in the event that the Exercise Price per share of Stock is equal to or greater than the per share consideration offered in connection with any such Covered Transaction, the Option will be cancelled and immediately terminated, without any payment to the Grantee and without the need for the Grantee’s consent.

5. Method of Exercise and Payment. Subject to Section 8 below, to the extent that the Option has become vested and the Vested Option Shares are exercisable as provided herein, subject to the terms of the Plan and this Agreement, the Option may thereafter be exercised by the Grantee, in whole or in part, at any time or from time to time prior to the Expiration Date and in accordance with Section 7(A) of the Plan, including, without limitation, by the filing of any written form of exercise notice as may be required by the Board or Committee and payment in full of the Exercise Price per share of Stock specified above multiplied by the number of Vested Option Shares underlying the portion of the Option exercised.

6. Dividends and Voting Rights. Unless and until exercised in accordance with this Agreement, the Option subject to this Agreement shall not be eligible for any Dividend Equivalent Rights, and shall not be entitled to any voting rights.

7. Non-Transferability. The Option, and any rights and interests with respect thereto, issued under this Agreement and the Plan shall not be sold, exchanged, transferred, assigned or otherwise disposed of in any way by the Grantee (or any beneficiary of the Grantee), other than by testamentary disposition by the Grantee or the laws of descent and distribution. Notwithstanding the foregoing, the Board or the Committee may, in its sole discretion, permit the Option to be transferred to a Family Member for no value, provided that such transfer shall only be valid upon execution of a written instrument in form and substance acceptable to the Board or the Committee in its sole discretion evidencing such transfer and the transferee’s acceptance thereof signed by the Grantee and the transferee, and provided, further, that the Option may not be subsequently transferred other than by will or by the laws of descent and distribution or to another Family Member (as permitted by the Board or the Committee in its sole discretion) in accordance with the terms of the Plan and this Agreement, and shall remain subject to the terms of the Plan and this Agreement. Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way the Option, or the levy of any execution, attachment or similar legal process upon the Option, contrary to the terms and provisions of this Agreement and/or the Plan shall be null and void and without legal force or effect. For purposes of this Agreement, “Family Member” means “family member” as defined in Section A.1.(a)(5) of the general instructions of Form S-8.

8. Withholding Taxes. The Company’s obligation to deliver shares of Stock upon the conditions of this Award having been satisfied shall be subject to the Grantee’s satisfaction of all applicable federal, state and local income and employment tax withholding obligations. The Grantee may satisfy such obligation(s), in whole or in part, by: (a) delivering to the Company a check for the amount required to be withheld or (b) if permitted under the 1940 Act and as the Board or the Committee in its sole discretion approves in any specific or general case, having the Company withhold shares of Stock or delivering to the Company already-owned shares of Stock, in either case having a fair market value equal to the amount required to be withheld, as determined by the Board or the Committee.

9. Notices. All notices or demands given to the Company pursuant to this Award and the Plan shall be in writing and shall be deemed to have been sufficiently given if delivered by hand or sent by certified or registered mail, postage prepaid, addressed to Trinity Capital Inc., Attn: General Counsel, at the principal office of the Company.

10. No Employment Commitment; Tax Treatment; Status as Stockholder. Nothing herein contained shall be deemed to be or constitute an agreement or commitment by the Company, its parent, or any Affiliate to continue the Grantee in its employ. The Company makes no representation about the tax treatment to the Grantee with respect to receipt or vesting of the Option or acquiring, holding or disposing of the shares of Stock. The Grantee shall have no rights as a stockholder with respect to the shares of Stock subject to the Award until the exercise of the Option with respect to the Vested Option Shares.

11. Grantee Bound by Plan. The Grantee hereby acknowledges that a copy of the Plan as in effect on the date hereof has been made available to the Grantee and agrees to be bound by all the terms and provisions thereof (as such Plan may be amended from time to time in accordance with the terms thereof).

12. Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the Grantee and his or her legatees, distributees, and personal representatives and to the successors of the Company.

13. General. For purposes of this Agreement and any determinations to be made by the Board or the Committee, as the case may be, hereunder, the determinations by the Board or the Committee, as the case may be, shall be binding upon the Grantee and any transferee. All decisions under, and interpretations of, such provisions of this Agreement and the Plan by the Board or the Committee shall be final, binding and conclusive upon the Grantee and his or her heirs. On and after the commencement of the Committee’s duties under the Plan, all references to the Board in this Agreement shall mean and relate to such Committee. The Company is not obligated to deliver any shares of Stock pursuant to the Plan until: (a) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares of Stock have been addressed and resolved; (b) if the outstanding shares of Stock are, at the time of delivery, listed on any stock exchange or national market system, the shares of Stock to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance and (c) all conditions of the Award have been satisfied or waived. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Board or the Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Grantee. This Agreement shall be governed by the laws of the state of Maryland, without regard to the choice of law principles of any jurisdiction.

14. Company Recoupment of Awards. The Grantee’s rights with respect to this Award shall in all events be subject to: (a) any right that the Company may have under any Company recoupment policy or other agreement or arrangement with the Grantee, including, without limitation, the Trinity Capital Inc. Clawback Policy, as may be amended from time to time, or (b) any right or obligation that the Company may have as is otherwise required by applicable law. In addition, the Board or the Committee may impose such other clawback, recovery or recoupment provisions as the Board or the Committee determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “Good Reason” or “constructive termination” (or similar term) under any agreement with the Company.

* * * * *

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the date written above.

TRINITY CAPITAL INC.

By:
Name:
Title:

Acknowledged and Agreed:

Grantee Name

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